1 Snap One Reports Fiscal Third Quarter 2023 Results Third Quarter Highlighted by Industry Leadership and Resilient Performance CHARLOTTE, N.C. – November 7, 2023 – Snap One Holdings Corp. (Nasdaq: SNPO) (“Snap One,” the “Company,” “we,” or “our”), a provider of smart living products, services, and software to professional integrators, reported financial results for the fiscal third quarter ended September 29, 2023. Fiscal Third Quarter 2023 and Recent Operational Highlights • Extended industry leadership position through numerous recognitions at the 2023 CEDIA Expo o CEDIA Best New Hardware award for the Luma X20 family of video surveillance solutions, reflecting expanded use cases across residential and commercial applications o Residential Tech Today Innovation award for the Control4 single room bundle and Triad passive soundbars, highlighting continued product innovation o CEDIA Hall of Fame award for OvrC and Control4 OS2, recognizing the Snap One software platforms that have shaped the industry • Expanded omni-channel presence with the opening of two new local branches in Raleigh, NC and Chantilly, VA, bringing the total number of North American branches to 43 at quarter end • Delivered further Control4 software enhancements including voice control integration with leading services such as Apple TV and Xfinity via the new Halo Touch remote control • Converged U.S. e-commerce portals to provide a unified partner experience while further integrating company operations Management Commentary “We closed the third quarter with momentum following an impressive showing at the 2023 CEDIA Expo that reinforced our leadership position in the smart living industry,” said Snap One CEO John Heyman. “In partnership with our integrators, we’re delivering innovation in our products, solutions, and service models that we believe are enhancing integrator operational efficiency and improving consumer satisfaction with the experiences our partners deliver. We continue to believe that an aligned partnership between manufacturer, integrator, and end consumer is the key to unlocking the full potential of the smart living opportunity.” “Reflecting on our financial performance, our team delivered solid results in the third quarter. Despite continued channel inventory destocking headwinds and macro uncertainty, we believe our integrators are continuing to see stable demand drivers and, in turn, are choosing our solutions, highlighting the resiliency of our business model and success of our new products. Further, we drove key margin enhancement initiatives, which allowed us to deliver improved profitability in the quarter on a year- over-year basis. We also continued to execute our plan to right-size inventory levels, enabling us to fully repay our revolving credit facility and to strengthen our liquidity position as we plan for 2024 and beyond.”

2 Fiscal Third Quarter 2023 Financial Results Results compare 2023 fiscal third quarter end (September 29, 2023) to 2022 fiscal third quarter end (September 30, 2022) unless otherwise indicated. The Company’s fiscal third quarter in both years reflects a 13-week period. Results are presented on an as-reported basis, unless otherwise indicated. ● Net sales decreased 3.9% to $270.1 million from $281.2 million in the comparable year-ago period. ● Selling, general and administrative (SG&A) expenses decreased 6.0% to $84.0 million (31.1% of net sales) from $89.4 million (31.8% of net sales) in the comparable year-ago period. ● Net loss decreased to $0.9 million (-0.3% of net sales) compared to net loss of $1.0 million (-0.4% of net sales) in the comparable year-ago period. ● Contribution margin, a non-GAAP measurement of operating performance reconciled below, decreased 0.2% to $113.6 million (42.0% of net sales) from $113.8 million (40.5% of net sales) in the comparable year-ago period. ● Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, increased 3.7% to $33.0 million (12.2% of net sales) compared to $31.9 million (11.3% of net sales) in the comparable year-ago period. ● Adjusted net income, a non-GAAP measurement of operating performance reconciled below, decreased to $11.3 million (4.2% of net sales) from $14.9 million (5.3% of net sales) in the comparable year-ago period. ● Net cash provided by operating activities totaled $65.7 million in the nine-month period ended September 29, 2023, compared to net cash used in operating activities of $15.4 million in the comparable year-ago period. ● As of September 29, 2023, cash and cash equivalents were $40.0 million, compared to $21.1 million at the end of fiscal year 2022. ● Free cash flow, a non-GAAP measurement of operating performance reconciled below, totaled $45.7 million in the nine-month period ended September 29, 2023, compared to $(25.4) million in the comparable year-ago period. Stock Repurchase Program On May 12, 2022, Snap One announced that its Board of Directors had approved a stock repurchase program that authorized potential repurchases of up to $25 million of its common stock from the date of approval through the end of 2023. On November 6, 2023, the Company’s Board of Directors amended the stock repurchase program to extend its expiration date to December 31, 2024. Under the repurchase program, the Company may purchase shares of common stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions or other means, including through Rule 10b5-1 trading plans or through the use of other techniques such as tender offers or accelerated share repurchases. Snap One expects to fund the repurchase with its existing cash balance and cash generated from operations. As of September 29, 2023, the Company had repurchased 296,467 shares of its common stock through this program for an aggregate amount of $3.1 million. Fiscal 2023 Financial Outlook “Heading into the end of the year, we are continuing to maintain our focus on increasing profitability while investing prudently for growth,” Heyman continued. “Our enhanced liquidity position

3 underscores this commitment and provides us additional flexibility to operate the business in response to the dynamic macroeconomic environment.” “We are narrowing the range of our outlook for both net sales and adjusted EBITDA for 2023. We now expect net sales in the fiscal year ending December 29, 2023 to range between $1.06 billion and $1.07 billion and adjusted EBITDA1 to range between $110 million and $116 million. This outlook considers our performance through the first nine months of 2023 as well as our expectation that an inherent level of market uncertainty will continue for the foreseeable future. We continue to believe in the long-term secular growth of the smart living opportunity.” Supplemental Earnings Presentation The Company has posted a supplemental earnings presentation accompanying its fiscal third quarter 2023 results to the Events & Presentations section of its Investor Relations website, which can be found at investors.snapone.com. Conference Call Snap One management will hold a conference call today, November 7, 2023 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO John Heyman and CFO Mike Carlet will host the call, followed by a question-and-answer period. Registration Link: Click here to register Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Group at 949-574-3860. The conference call will be broadcast live and available for replay here and via the Investor Relations section of Snap One's website. About Snap One As a leading distributor of smart living technology, Snap One empowers its vast network of professional integrators to deliver entertainment, connectivity, automation, and security solutions to residential and commercial end users worldwide. Snap One distributes an expansive portfolio of proprietary and third-party products through its intuitive online portal and local branch network, blending the benefits of e-commerce with the convenience of same-day pickup. The Company provides software, award-winning support, and digital workflow tools to help its integrator partners build thriving and profitable businesses. Additional information about Snap One can be found at snapone.com. Snap One intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of the Snap One website at investors.snapone.com. Accordingly, investors 1 We have not reconciled the forward-looking adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

4 should monitor such portion of the website, in addition to following the Company’s press releases, Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts. Non-GAAP Financial Measures In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including contribution margin, adjusted EBITDA, adjusted net income, and free cash flow. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP. We use the following non- GAAP measures to help us monitor the performance of our business, identify trends affecting our business and assist us in making strategic decisions: Contribution margin, which is defined as net sales less cost of sales, exclusive of depreciation and amortization, divided by net sales. Adjusted EBITDA, which is defined as net loss, plus interest expense, income tax benefit, depreciation and amortization, other income, net further adjusted to exclude equity-based compensation, acquisition- and integration-related costs and certain other non-recurring, non-core, infrequent or unusual charges as set forth in the reconciliation in this section below. Adjusted net income, which is defined as net loss plus amortization further adjusted to exclude equity- based compensation, acquisition- and integration-related costs, (income) expense related to interest rate cap and certain non-recurring, non-core, infrequent or unusual charges, including the estimated tax impacts of these adjustments as set forth in the reconciliation in this section below. Free cash flow, which is defined as net cash (used in) provided by operating activities less capital expenditures (which consist of purchases of property and equipment as well as purchases of information technology, software development and leasehold improvements). Contribution margin, adjusted EBITDA, adjusted net income and free cash flow are key measures used by management to understand and evaluate our financial performance, trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and analyze investments in initiatives that are focused on cultivating new markets for our products and services. We believe contribution margin, adjusted EBITDA, adjusted net income and free cash flow are useful measurements for analysts, investors, and other interested parties to evaluate companies in our markets as they help identify underlying trends that could otherwise be masked by certain expenses that we do not consider indicative of our ongoing performance. Contribution margin, adjusted EBITDA, adjusted net income and free cash flow have limitations as analytical tools. These measures are not calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, contribution margin, adjusted EBITDA, adjusted net income and free cash flow may not be comparable to similarly titled metrics of other companies due to differences among the methods of calculation. Cautionary Statements Concerning Forward-Looking Statements Certain statements contained in this press release constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views with respect to, among other things, our operations,

5 earnings and financial performance, including our guidance for 2023, and our stock repurchase plans. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “project,” “forecast,” “targets,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to the risks related to our business and industry, risks related to our products, risks related to our manufacturing and supply chain, risks related to our distribution channels, risks related to laws and regulations, risks related to cybersecurity and privacy, risks related to intellectual property, risks related to our international operations, risks related to our indebtedness, risks related to interest rate and exchange rate volatility, risks related to our financial statements, risks related to our common stock, and other risks as described under the section entitled “Risk Factors” in our latest Annual Report on Form 10-K filed with the SEC, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and, except as required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Contacts Media: Danielle Karr Director, Public Relations & Events Danielle.Karr@SnapOne.com Investors: Tom Colton and Matt Glover Gateway Group 949-574-3860 IR@SnapOne.com -Financial Tables to Follow-

6 September 29, September 30, September 29, September 30, 2023 2022 2023 2022 Net sales $ 270,144 $ 281,234 $ 796,591 $ 855,573 Costs and expenses: Cost of sales, exclusive of depreciation and amortization 156,580 167,435 459,610 520,162 Selling, general and administrative expenses 84,037 89,379 271,627 271,300 Depreciation and amortization 15,371 14,812 45,967 44,667 Total costs and expenses 255,988 271,626 777,204 836,129 Income from operations 14,156 9,608 19,387 19,444 Other expenses (income): Interest expense 14,893 10,244 43,730 24,687 Other expense (income), net 511 620 (652) 137 Total other expenses 15,404 10,864 43,078 24,824 Loss before income taxes (1,248) (1,256) (23,691) (5,380) Income tax benefit (348) (238) (8,119) (762) Net loss (900) (1,018) (15,572) (4,618) Net loss attributable to noncontrolling interest — (8) — (45) Net loss attributable to Company $ (900) $ (1,010) $ (15,572) $ (4,573) Net loss per share, basic and diluted $ (0.01) $ (0.01) $ (0.21) $ (0.06) Weighted average shares outstanding, basic and diluted 75,854 74,650 75,577 74,567 Three Months Ended Nine Months Ended Snap One Holdings Corp. and Subsidiaries Condensed Consolidated Statements of Operations (unaudited, in thousands, except per share amounts)

7 September 29, 2023 December 30, 2022 Assets Current assets: Cash and cash equivalents $ 40,030 $ 21,117 Accounts receivable, net 53,849 48,174 Inventories 275,469 314,588 Prepaid expenses 20,349 22,913 Other current assets 2,712 5,930 Total current assets 392,409 412,722 Long-term assets: Property and equipment, net 45,725 34,958 Goodwill 592,214 592,186 Other intangible assets, net 517,146 554,419 Operating lease right-of-use assets 53,578 54,041 Other assets 8,163 4,195 Total assets $ 1,609,235 $ 1,652,521 Liabilities and stockholders’ equity Current liabilities: Current maturities of long-term debt $ 5,200 $ 5,063 Accounts payable 66,602 77,443 Accrued liabilities 66,274 64,605 Current operating lease liability 11,071 10,574 Current tax receivable agreement liability 21,107 10,191 Total current liabilities 170,254 167,876 Long-term liabilities: Revolving credit facility, net — 10,800 Long-term debt, net of current portion 494,884 496,795 Deferred income tax liabilities, net 32,045 43,515 Operating lease liability, net of current portion 54,085 50,896 Tax receivable agreement liability, net of current portion 80,929 101,262 Other liabilities 19,284 24,206 Total liabilities 851,481 895,350 Commitments and contingencies (Note 14) Stockholders’ equity: Common stock, $0.01 par value, 500,000 shares authorized; 75,758 shares issued and outstanding as of September 29, 2023 and 75,042 shares issued and outstanding at December 30, 2022 758 750 Preferred stock, $0.01 par value; 50,000 shares authorized, no shares issued and outstanding — — Additional paid-in capital 865,453 848,703 Accumulated deficit (103,618) (88,046) Accumulated other comprehensive loss (4,839) (4,236) Total stockholders’ equity 757,754 757,171 Total liabilities and stockholders’ equity $ 1,609,235 $ 1,652,521 As of Snap One Holdings Corp. and Subsidiaries Condensed Consolidated Balance Sheets (unaudited, in thousands, except par value)

8 September 29, 2023 September 30, 2022 Cash flows from operating activities: Net loss $ (15,572) $ (4,618) Adjustments to reconcile net loss to net cash from operating activities: Depreciation and amortization 45,967 44,667 Amortization of debt issuance costs 2,354 1,388 Deferred income taxes (11,592) (6,169) Equity-based compensation 17,544 17,937 Non-cash operating lease expense 8,250 9,859 Bad debt expense 902 532 Unrealized gain on interest rate cap (813) — Fair value adjustment to contingent value rights 300 (6,200) Valuation adjustment to TRA liability 775 86 Provision for credit losses on notes receivable — 5,872 Other, net (135) 81 Change in operating assets and liabilities: Accounts receivable (6,482) 2,117 Inventories 38,413 (85,134) Prepaid expenses and other assets 1,994 3,286 Accounts payable, accrued liabilities and operating lease liabilities (16,197) 935 Net cash provided by (used in) operating activities 65,708 (15,361) Cash flows from investing activities: Acquisition of business, net of cash acquired — (30,539) Purchases of property and equipment (19,988) (10,024) Issuance of notes receivable — (600) Other, net 51 75 Net cash used in investing activities (19,937) (41,088) Cash flows from financing activities: Payments on long-term debt (3,900) (2,325) Proceeds from revolving credit facility 38,000 57,000 Payments on revolving credit facility (50,000) — Proceeds from interest rate cap 539 — Repurchase and retirement of common stock (293) (2,410) Proceeds from employee stock purchase plan 1,228 — Payment of tax withholding obligation on settlement of equity awards (1,380) — Payments of tax receivable agreement (10,191) — Payments of contingent consideration (250) — Net cash (used in) provided by financing activities (26,247) 52,265 Effect of exchange rate changes on cash and cash equivalents (611) (850) Net increase (decrease) in cash and cash equivalents 18,913 (5,034) Cash and cash equivalents at beginning of the period 21,117 40,577 Cash and cash equivalents at end of the period $ 40,030 $ 35,543 Supplementary cash flow information: Cash paid for interest $ 42,295 $ 14,904 Cash paid for taxes, net $ 6,014 $ 4,943 Noncash investing and financing activities: Capital expenditure in accounts payable $ 218 $ 613 Nine Months Ended Snap One Holdings Corp. and Subsidiaries Condensed Consolidated Statements of Cash Flows (unaudited, in thousands)

9 Snap One Holdings Corp. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (unaudited, in thousands) September 29, September 30, September 29, September 30, 2023 2022 2023 2022 Net loss $ (900) $ (1,018) $ (15,572) $ (4,618) Interest expense 14,893 10,244 43,730 24,687 Income tax benefit (348) (238) (8,119) (762) Depreciation and amortization 15,371 14,812 45,967 44,667 Other expense (income), net 511 620 (652) 137 Equity-based compensation 4,261 5,570 17,544 17,937 Compensation expense for payouts in lieu of TRA participation (a) 205 279 438 837 IT system transition costs (b) 11 268 219 268 Fair value adjustment to contingent value rights (c) (1,700) (125) 300 (6,200) Severance cost (d) — — 1,276 — Deferred acquisition payments (e) — (23) 133 1,007 Acquisition and integration related costs (f) — 284 — 562 Provision for credit losses on notes receivable (g) — — — 5,872 Deferred revenue purchase accounting adjustment (h) — 14 — 164 Other professional services costs (i) 301 610 467 1,823 Other (j) 436 578 1,638 765 Adjusted EBITDA $ 33,041 $ 31,875 $ 87,369 $ 87,146 (in thousands) Three Months Ended Nine Months Ended

Snap One Holdings Corp. and Subsidiaries
Reconciliation of Net Loss to Adjusted Net Income
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended	
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
	(in thousands)			
Net loss	$ (900)	$ (1,018)	$ (15,572)	$ (4,618)
Amortization	12,439	12,536	37,316	37,794
Equity-based compensation	4,261	5,570	17,544	17,937
Foreign currency losses	101	137	17	124
Unrealized losses (gains) on interest rate cap	313	—	(813)	—
Compensation expense for payouts in lieu of TRA participation[(a)]	205	279	438	837
IT system transition costs[(b)]	11	268	219	268
Fair value adjustment to contingent value rights[(c)]	(1,700)	(125)	300	(6,200)
Severance cost[(d)]	—	—	1,276	—
Deferred acquisition payments[(e)]	—	(23)	133	1,007
Acquisition and integration related costs[(f)]	—	284	—	562
Provision for credit losses on notes receivable[(g)]	—	—	—	5,872
Deferred revenue purchase accounting adjustment[(h)]	—	14	—	164
Other professional services costs[(i)]	301	610	467	1,823
Other[(j)]	441	976	1,547	1,028
Income tax effect of adjustments[(k)]	(4,167)	(4,619)	(13,857)	(14,492)
Adjusted Net Income	$ 11,305	$ 14,889	$ 29,015	$ 42,106

(a) Represents expense, net of forfeitures, related to payments to certain pre-IPO owners in lieu of their participation in the Tax Receivable Agreement entered into on July 29, 2021 ("TRA"). Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to the establishment of the TRA.

(b) Represents costs associated with the implementation of enterprise resource planning systems, customer resource management systems, and business intelligence systems as part of our initiative to modernize our information technology ("IT") infrastructure.

(c) Represents noncash gains and losses recorded from fair value adjustments related to contingent value right ("CVR") liabilities. Fair value adjustments related to CVR liabilities represent potential obligations to the prior sellers in conjunction with the acquisition of the Company by investment funds managed by Hellman & Friedman, LLC ("H&F") in August 2017.

(d) Severance cost associated with various restructuring actions such as warehouse relocation, departmental reorganization and focused reduction in workforce.

(e) Represents expenses incurred related to deferred payments to employees associated with historical acquisitions. The deferred payments are cash retention awards for key personnel from the acquired companies and are expected to be paid to employees through 2023. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to acquisitions and are incremental to our typical compensation costs incurred and we do not expect such costs to be reflective of future increases in base compensation expense.

10

11 (f) Represents costs directly associated with acquisitions and acquisition-related integration activities. These costs also include certain restructuring costs (e.g., severance) and other third-party transaction advisory fees associated with planned and completed acquisitions. (g) Represents provision for credit losses on notes receivable related to the Company’s unsecured loan to Clare. (h) Represents an adjustment related to the fair value of deferred revenue related to the Control4 Corporation acquisition. (i) Represents professional service fees associated with the preparation for compliance with the Sarbanes- Oxley Act (“SOX”), the implementation of new accounting standards and accounting for non-recurring transactions. (j) Represents non-recurring expenses related to consulting, restructuring, and other expenses which management believes are not representative of our operating performance. (k) Represents the tax impacts with respect to each adjustment noted above after taking into account the impact of permanent differences using the statutory tax rate related to the applicable federal and foreign jurisdictions and the blended state tax rate.

12 Snap One Holdings Corp. and Subsidiaries Contribution Margin (unaudited, in thousands) (a) Cost of sales for the three months ended September 29, 2023 and September 30, 2022 excludes depreciation and amortization of $15.4 million and $14.8 million, respectively. Cost of sales for the nine months ended September 29, 2023 and September 30, 2022 excludes depreciation and amortization of $46.0 million and $44.7 million, respectively. September 29, September 30, September 29, September 30, 2023 2022 2023 2022 Net sales $ 270,144 $ 281,234 $ 796,591 $ 855,573 Cost of sales, exclusive of depreciation and amortization (a) 156,580 167,435 459,610 520,162 Net sales less cost of sales, exclusive of depreciation and amortization $ 113,564 $ 113,799 $ 336,981 $ 335,411 Contribution Margin 42.0% 40.5% 42.3% 39.2% (in thousands) Three Months Ended Nine Months Ended

13 Snap One Holdings Corp. and Subsidiaries Free Cash Flow (unaudited, in thousands) September 29, September 30, 2023 2022 Net cash provided by (used in) operating activities $ 65,708 $ (15,361) Purchases of property and equipment (19,988) (10,024) Free Cash Flow $ 45,720 $ (25,385) Nine Months Ended (in thousands)

14 Snap One Holdings Corp. and Subsidiaries Revenue by Geography (unaudited, in thousands) (a) Domestic integrators is defined as professional “do-it-for-me” integrator customers who transact with Snap One through a traditional integrator channel in the United States, excluding the impact of revenue earned by the Company’s Access Networks enterprise grade network solution business. (b) Domestic other is defined as Access Networks revenue and revenue generated through managed transactions with non-integrator customers, such as national accounts. (c) International consists of all integrators and distributors who transact with Snap One outside of the United States. September 29, September 30, September 29, September 30, 2023 2022 2023 2022 Domestic integrators (a) $ 226,021 $ 230,173 $ 666,307 $ 694,254 Domestic other (b) 9,962 14,940 30,389 46,107 International (c) 34,161 36,121 99,895 115,212 Total $ 270,144 $ 281,234 $ 796,591 $ 855,573 Three Months Ended Nine Months Ended

15 Snap One Holdings Corp. and Subsidiaries Revenue by Product Type (unaudited, in thousands) (a) Proprietary products consist of products and services internally developed by or for Snap One and sold under one of Snap One’s proprietary brands. (b) Third-party products consist of products that Snap One distributes but for which Snap One does not own the associated product brands. September 29, September 30, September 29, September 30, 2023 2022 2023 2022 Proprietary products (a) $ 176,172 $ 192,172 $ 531,372 $ 588,165 Third-party products (b) 93,972 89,062 265,219 267,408 Total $ 270,144 $ 281,234 $ 796,591 $ 855,573 Three Months Ended Nine Months Ended